UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 11, 2006

Date of Report (date of Earliest Event Reported)

Teletouch Communications, Inc.

(Exact Name of Company as Specified in its Charter)

DELAWARE	001-13436	75-2556090
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5718 Airport Freeway, Fort Worth, Texas 76117

(Address of principal executive offices and zip code)

(800) 232-3888

(Company’s telephone number, including area code)

Not applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

See the disclosures under Item 2.01 below, which are incorporated herein by reference.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Contribution of 100% of the Issued and Outstanding Equity Securities of Progressive Concepts, Inc. to Teletouch Communications, Inc.

On August 11, 2006, as a consequence of the transactions described below, the registrant, Teletouch Communications, Inc., a Delaware corporation (“Teletouch”), became the owner of all of the issued and outstanding equity securities of Progressive Concepts, Inc., a Texas corporation (“PCI”), by virtue of the contribution of 100% of the issued and outstanding equity securities of PCI to Teletouch by TLL Partners, LLC, a Delaware limited liability company and the holder of approximately 80% of Teletouch’s outstanding common stock (“TLLP”), without the issuance of any monetary or stock consideration by Teletouch (the “PCI Contribution”). Immediately preceding the PCI Contribution, PCI and certain of its affiliates entered into a debt restructuring described in greater detail later in this Report, pursuant to which (i) PCI paid $10 million of its debt to Fortress Credit Corp., a senior lender; (ii) PCI was released from all of its remaining prior institutional debt, and its assets were released from all related liens; (iii) PCI entered into a new accounts receivable factoring and security facility (secured by its accounts receivable) with Thermo Credit, LLC (“Thermo”) under which PCI has factored $6.76M of receivables; and (iv) certain prior debt obligations of PCI were assumed by TLLP. As of the date of this Report, the only institutional debt owed by PCI is the amount that might be contingently owed under the accounts receivable factoring agreement in the event of noncollection of the factored receivables by Thermo, and the only assets that are pledged by PCI are its accounts receivable which secure the amounts owed under the accounts receivable factoring facility; except that the assets of PCI will remain subject to a lien relating to certain debt assumed by TLLP that would be reinstated in the event of any default or violation of any Negative Covenants by Teletouch or PCI under their respective Transaction Party Agreements, discussed in further detail below.

Teletouch did not assume any of the previous and now-eliminated institutional debt obligations of PCI or any of its affiliates, and is not a guarantor of the amounts owed by PCI under the accounts receivable factoring facility.

The assets and liabilities and operating results of PCI will be consolidated with those of Teletouch for financial reporting purposes and will begin being reported as such in Teletouch’s upcoming Form 10-Q for its quarter ended August 31, 2006 which is expected to be filed in October 2006.

PCI

PCI (also known in Texas and Arkansas under its retail brand, “Hawk Electronics”) is a Cingular® Wireless Master Distributor, Reseller and Mobile Virtual Network Operator (“MVNO), with unaudited revenues of approximately $88.1 million for the fiscal year ended December 31, 2005. The current business of PCI is very similar to the paging and two-way wireless services businesses that Teletouch has provided for more than four decades. That is, for over twenty-years, PCI’s core business has been acquiring, billing, and supporting over 90,000 cellular subscribers under a unique, recurring revenue relationship with Cingular. The consumer services business is operated primarily under the Hawk Electronics brand name, with additional business and government sales provided by a direct sales group operating throughout all of PCI’s markets. As a Master Distributor, MVNO and Mobile Virtual Network Enabler, PCI controls the entire customer experience, including initiating and maintaining the cellular service agreements, rating the cellular plans, providing complete customer care, underwriting new account acquisitions, and providing multi-service billing, collections, and account maintenance. The original agreements between PCI and Cingular (and its predecessors) span over twenty years and now comprise a number of multi-year agreements relating to specific markets in Texas and Arkansas.

Debt Restructuring Of PCI And Its Direct And Indirect Parents Preceding The Contribution Of The Equity Securities Of PCI To Teletouch

Prior to the PCI Contribution, Progressive Concepts Communications, Inc. (“PCCI”), was the direct parent of PCI and TLLP. PCCI (together with its subsidiary, PCI and PCI’s Parent, TLLP) restructured approximately $28.5 million of senior and mezzanine debt, primarily related to PCCI’s April 2001 acquisition of PCI (the “Debt Restructuring”), and subsequently effected a reorganization of its commonly controlled subsidiaries. The approximately $28.5 million debt restructuring consisted of the payment of $10 million to Fortress Credit Corp. (“Fortress”), PCI’s previous senior lender, and the assumption of the approximately $8.7 million in debt owed by PCI to Fortress by TLLP, secured by shares of Teletouch’s common stock owned by TLLP. Under the terms of the debt that was assumed by TLLP, the debt is to be repaid by TLLP in full within 12 months or Fortress will have the right to foreclose and convert the outstanding principal and accrued interest into shares of Teletouch’s common stock held by TLLP. In addition, PCI’s previous mezzanine lenders, Stratford Capital Partners, L.P., a Delaware limited partnership, Retail & Restaurant Growth Capital, L.P., a Delaware limited partnership, agreed to exchange their approximately $9.8 million of debt in PCI into 4,350,000 shares of Teletouch Common Stock owned by TLLP (equal to 10% of TLLP’s ownership in Teletouch prior to that transaction which results in TLLP’s ownership being reduced from approximately 89% to 80% of Teletouch’s outanding common stock) and a Preferred A Membership Interest by TLLP. As a result of the Debt Restructuring, PCI eliminated approximately $18.5 million of prior senior and mezzanine debt from its books. Contemporaneous with and as part of the Debt Restructuring, PCI entered into a new factoring facility with Thermo secured by PCI’s accounts receivable which provides approximately up to $10.0 million of available advances against PCI’s accounts receivable. As of the date of this Report approximately $6.2 million has been advanced to PCI under the factoring facility, which was primarily used by PCI to make the required payment to Fortress to complete the Debt Restructuring.

Under the Thermo Factoring and Security Agreement, Thermo agreed to purchase receivables of PCI up to an overall limit of $10.0 million. The advance rate was initially set at 70% of the receivables being sold. However, the advance rate can increase at Thermo’s discretion based upon factors detailed in the agreement. It is expected that the advance rate going forward will increase to 85%. The agreement also provides for an initial discount fee of 1.0% (with additional discounts payable based on the period of time that a given receivable remains outstanding) and 5% contingency reserve. Additionally, PCI is required to repurchase receivables that are not collected within 120 days or that are otherwise rejected under the agreement. The agreement contains other standard factoring terms as set forth in the agreement.

As a result of the Debt Restructuring, PCI was released from all of the its institutional debt (other than the amounts owed under its new factoring facility), and all of its assets (except for the accounts receivable that are pledged in support of the new accounts receivable factoring facility) were released from all related liens; provided however, that the assets of PCI will remain subject to a lien in favor of Fortress that would be reinstated in the event of any default or violation of any Negative Covenants (discussed below) by Teletouch or PCI under the respective Transaction Party Agreements (the “TPAs” each of which is individually referred to as a “TPA”) between each of Teletouch and PCI and Fortress. As of the date of this Report the debt owed to Fortress by TLLP is approximately $8.7 million.

As stated at the beginning of this Report, following the Debt Restructuring all of the issued and outstanding common stock of PCI was contributed to Teletouch by TLLP.

Agreements Entered Into By Teletouch And PCI In Connection With The Contribution Of The Equity Securities Of PCI To Teletouch

In connection with the transactions, Teletouch and PCI, entered into several agreements, the terms and provisions of which are summarized below.

Contribution Agreement. Teletouch and TLLP entered into a certain Contribution Agreement (the “CA”). Prior to the CA, TLLP was the beneficial owner of 4,200 shares of common stock, $.10 par value per share, of PCI, which represented 100% of PCI’s outstanding securities. Under the terms and provisions of the CA, TLLP contributed and Teletouch accepted all such outstanding equity securities of PCI. Upon the closing of the CA, PCI became a wholly-owned subsidiary of Teletouch.

Transaction Party Agreement. Each of Teletouch and its new wholly-owned subsidiary, PCI, entered into a certain Transaction Party Agreement (the “TPA”) with Fortress. Fortress entered the TPA in its capacities both as agent for certain lenders of and as a lender to TLLP. Fortress released PCI and its assets from any indebtedness and liens relating to existing debt owed to Fortress by PCI and its parent, PCCI and agreed to look solely to TLLP for the repayment of its debt and imposed a security interest on the assets of TLLP, including TLLP’s shares of Teletouch common stock. In connection with that Debt Restructuring, Fortress sought assurances from PCI and PCI’s future parent, Teletouch, that those entities would not take actions which in Fortress’ view had the propensity of reducing the value of Fortress’ security. Those assurances took the legal form of the TPA executed by each of Teletouch and PCI with Fortress. The TPAs include the negative covenants (the “Negative Covenants”) discussed below as well as a provision that in the event of a breach by PCI or Teletouch of any of the Negative Covenants, the claims and liens of the lenders and Fortress against PCI under the Loan Agreement between TLLP and Fortress (discussed below in Item 2.03), will be deemed to have been reinstated to the fullest extent available under law. (As of the date of this Report the principal amount of the indebtedness owed by TLLP to Fortress and the other lenders under the Loan Agreement is approximately $8.7 million.) The Negative Covenants to which Teletouch and PCI agreed to be bound include, among other things, commitments not to:

(i)	incur or assume any indebtedness except for certain permitted debt, debt consented to by Fortress in writing in advance in its sole and absolute discretion, and debt relating to advances from either of PCI to Teletouch or Teletouch to PCI;

(ii)	incur or assume any liens on their properties or assets other than certain permitted liens and existing liens;

(iii)	enter into or be a party to any merger, consolidation, reorganization or exchange of stock or assets or sale of assets (expect for certain enumerated transactions, including, but not limited to, the pending sale of Teletouch’s paging assets and PCI reorganization and the Debt Restructuring);

(iv)	except for certain enumerated transactions, sell, assign, transfer, convey or lease any of its properties or assets or those of its subsidiaries (except in the ordinary course of its business consistent with past practice), or any interest in all or any substantial part of its property or that of its subsidiaries, or any of its equity capital or that of its subsidiaries or any other equitable or beneficial interest of any kind of it or any of its subsidiaries, whether now owned or hereafter acquired by it or any of its subsidiaries, in whole or in part, directly or beneficially, or purchase or otherwise acquire all or substantially all of the assets of any other entity or any shares of stock of, or similar interest in, any other Person, provided, however, that the Teletouch Entities may effect sales of assets not in the ordinary course of business in an amount not to exceed in the aggregate $2,000,000;

(v)	make any capital contribution or acquire a beneficial interest in any stock or securities provided, however, that the purchase of short-term investment securities for cash management purposes that are characterized as “cash” or “cash equivalents” under Generally Accepted Accounting Principles shall not be deemed to be a violation of this negative covenant;

(vi)	organize any subsidiaries without Fortress’ prior written consent in its sole and absolute discretion (unless such subsidiaries agreed to be bound by the Negative Covenants);

(vi)

loan, make advances, guarantee or become liable in connection with the obligations or indebtedness, except: (a) as an endorser of negotiable instruments for the payment of money deposited to its bank account for collection in the ordinary course of its business consistent with past practice; (b) trade credit extended in the ordinary course of its business consistent with past practice; (c) the posting of letters of credit, collateralized by cash, issued in the ordinary course of business consistent with past practice and in an aggregate amount outstanding at any time not to exceed $2 million; (d) advances made in the usual course of its business to its officers and employees for travel and other out-of-pocket expenses incurred by them on its behalf in connection with such business; or (e) advances made to PCI by Teletouch or by Teletouch to PCI to fund such entity’s ordinary course operations as presently constituted;

(vii)	sell, assign or transfer a security interest or pledge any other equity security, including options, warrants, or any other equity or debt security convertible into or exercisable for any equity security, provided that (i) Teletouch may sell up to 20% of its capital stock for cash in an arm’s length transaction if in connection and simultaneously with such sale, an equal number of the shares in Teletouch held by TLLP are sold to a third party (unless such sale does not occur solely because of the refusal of TLLP or Fortress to accept a bona fide offer for such sale), and such third party is neither related to nor an affiliate of Teletouch or PCI, at a price equal to the amount paid to Teletouch, and the proceeds of the shares sold by TLLP, net of direct expenses of such sale and the actual taxes payable in connection therewith are paid to Lender; and (ii) Teletouch may grant employee stock options, restricted stock or stock appreciation rights pursuant to the terms of the plan now in effect and disclosed to Fortress, and permit the exercise of any stock options heretofore or hereinafter so issued;

(viii)	purchase, redeem or exchange any equity securities or set aside funds for any such purposes, provided, however, that Teletouch is not precluded from taking any action required under the terms of its existing securities and obligations;

(ix)	pay or set aside funds for the purpose of any distribution to its equity holders, and

(x)	modify the compensation payable to executives unless and until the modified compensation (i) is approved by the Compensation Committee of Teletouch’s Board of Directors, consisting of “independent” directors in accordance with the American Stock Exchange listing requirements, and (ii) is in accordance with the recommendations of independent compensation consultants engaged by such committee as reflective of market standards applicable to executives in comparable positions.

Registration Rights Agreement. Teletouch, Stratford Capital Partners, L.P., a Delaware limited partnership (“Stratford”), and Retail & Restaurant Growth Capital, L.P., a Delaware limited partnership (“RRGC”) (Stratford and RRGC collectively, the “Holders”) entered into a certain Registration Rights Agreement (the “RRA”). The Holders agreed to terminate certain notes and warrants of PCI in exchange for the transfer to them of 4,350,000 shares of Teletouch’s common stock shares owned by TLLP and certain Series A Preferred Membership Interest issued by TLLP. In connection with this exchange, Teletouch agreed to grant to the Holders certain registration rights under the federal securities laws with respect to the securities received by the Holders pursuant to the foregoing arrangement. Namely, the Holders were granted piggy-back registration rights to participate in any underwritten offering and registration of Teletouch’s equity securities under the Securities Act of 1933, as amended (the “Securities Act”), including a shelf registration statement pursuant to Rule 415 under the Securities Act, through August 10, 2010. The RRA excludes a number of different types of registration statements from the piggy-back registration rights provided by the RRA, including but not limited to, any registration statement (i) on Form S-8 or any similar successor form, (ii) filed in connection with the acquisition of or combination with another entity, (iii) required pursuant to an agreement executed between the Teletouch, TLLP or Fortress with a purchaser in a so-called “PIPE” private placement transaction for the resale by the investors in the PIPE of securities of the Registrant (a “PIPE Agreement”), to the extent such PIPE Agreement does not provide for the Holders to have registration rights, or (iv) relating to securities offered for the account of Teletouch that is filed prior to August 10, 2008; provided, that at least 50% of the securities registered are offered for the account of Teletouch.

The Holders also agreed not to effect any public sale or private offer or distribution of any equity securities of Teletouch during the 10 business days prior to the effectiveness under the Securities Act of any underwritten registration with respect to any Teletouch’s equity securities or any securities convertible into or exercisable or exchangeable for such equity securities and during such time period after the effectiveness under the Securities Act of any underwritten registration (not to exceed 180 days) as Teletouch and the managing underwriter may agree. To evidence these obligations, each Investor (or its future transferee) agreed to execute and deliver to Teletouch and the underwriters in an underwriting offering such lock-up agreements as may be required.

Accounts Receivable Factoring Agreement.

Under the Thermo Factoring and Security Agreement, Thermo agreed to purchase receivables of PCI up to an overall limit of $10.0 million. The advance rate was initially set at 70% of the receivables being sold. However, the advance rate can increase at Thermo’s discretion based upon factors detailed in the agreement. It is expected that the advance rate going forward increase to 85%. The agreement also provides for an initial discount fee of 1.0% (with additional discounts payable based on the period of time that a given receivable remains outstanding) and 5% contingency reserve. Additionally, PCI is required to repurchase receivables that are not collected within 120 days or that are otherwise rejected under the agreement. The agreement contains other standard factoring terms as set forth in the agreement.

The TPA, the CA, the RRA and the Thermo accounts receivable factoring and security agreement contain certain other provisions which are customary for agreements of their type.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As disclosed in Items 1.01 and 2.01 above, following the debt restructuring, PCI was released from all of the debt and its assets were released from all related liens and obligations which were assumed by TLLP under a certain Loan Agreement, by and between TLLP and

Fortress, dated as of August 11, 2006 (the “Loan Agreement”), except that the assets of PCI will remain subject to a lien in the amount of the obligations represented by the Loan Agreement (approximately $8.7 million as of the date of this report) that would spring back into existence in the event of any default or violation of any of the Negative Covenants to which PCI or Teletouch are a party.

Section 8 – Other Events

Item 8.01 Other Events

Press Release

On August 17, 2006, the Company issued its press release announcing the foregoing events, a copy of which press release is attached hereto as an exhibit.

Voting Rights by Holders of Series A Preferred Units of TLLP That Could Affect Teletouch

As disclosed in detail in Item 2.01 above, PCI’s previous mezzanine lenders, Stratford and RRGC agreed to exchange approximately $9.2 million of debt in PCI for 4,350,000 shares of Teletouch Common Stock owned by TLLP and a Series A Preferred membership interest in TLLP.

Teletouch has been informed that under the terms and provisions of the Series A Preferred Unit Designation, the Series A Preferred Units have been granted certain voting rights in TLLP. Included among those rights is a requirement that while any Series A Preferred Units are outstanding, the approval of the holders of at least a majority of the Series A Preferred Units then outstanding, as a separate class, will be required for TLLP to at any time after the outstanding principal, all accrued interest and all other amounts owed by TLL pursuant to the Loan Agreement between TLLP and Fortress has been indefeasibly paid in full in cash, sell, assign, pledge, encumber or otherwise transfer (a) any of its shares of common stock of Teletouch, other than to holders of Series A Preferred Units, or (b) any other assets, other than in the ordinary course of business, unless all of the proceeds thereof (net of taxes and fees, and up to an aggregate of $50,000 with respect to sales of Teletouch’s common stock) of any such sale, assignment or transfer pursuant to clause (a) or (b) are applied to redeem Series A Preferred Units on a pro rata basis among the holders thereof.

In addition, Stratford and RRGC, as Series A Preferred Unit holders, voting together as a single class by a plurality of the votes cast, will be entitled to elect, at any annual or special meeting of TLLP members, or at a special meeting of the holders of Series A Preferred Units, or by written consent or consents, without a meeting, without prior notice, and without a vote, signed by the holders of a majority of the Series A Preferred Units then outstanding, one manager to serve on the TLLP Board of Managers; provided, however, that TLLP is permitted to have more than one manager.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release dated August 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 17, 2006	By:	/s/ Thomas A. Hyde, Jr.
Name: Thomas A. Hyde, Jr.
Title: Chief Executive Officer